Exhibit 99.1
Compass, Inc. Reports Record First Quarter 2025 Results

Revenue in Q1 Grew 28.7% YoY and Organic Revenue Grew 14.6% YoY
Quarterly Market Share Grew 125bps YoY to a Record 6.0%; Organic Share Was Up 82bps
Operating Cash Flow Grew 169% YoY to a Record $23.1 Million in Q1

New York, NY - May 8, 2025 - Compass, Inc. (NYSE: COMP) (“Compass” or “the Company”), a leading tech-enabled real estate services company that includes the largest residential real estate brokerage in the United States by sales volume1, announced its financial results for the first quarter ended March 31, 2025.

“Despite the heightened market volatility in Q1, Compass achieved record Q1 free cash flow, record Q1 Adjusted EBITDA2 and grew revenue by 28.7% year-over-year,” said Robert Reffkin, Founder and Chief Executive Officer of Compass. “In the first quarter, we continued to widen the gap against the industry as we grew organic transactions3 by 7.3% and total transactions by 27.8% compared to the market where transactions declined by 2.1% year-over-year, which means organic and total transactions outgrew the market by roughly 9% and 30%, respectively. Organic quarterly market share4 grew 82 basis points and total quarterly market share grew 125 basis points to 6.0%, which is our highest year-over-year market share increase in 8 quarters and 15 quarters, respectively. These results illustrate that the top agents and teams in the industry continue to take share and Compass has the highest number of both per RealTrends5.”

Reffkin continued, “Looking ahead, while recent market trends have been somewhat mixed, we remain confident that our playbook and structural advantages position Compass to drive significant upside over-time.”

Kalani Reelitz, Chief Financial Officer of Compass said, “I am pleased with our Q1 results, which illustrate our ability to grow our top-line significantly while continuing to control our OPEX6. In the quarter, OPEX inclusive of the Christie’s International Real Estate acquisition grew by 11.5%, while revenue grew by 28.7%, and we continue to track well against our full-year organic OPEX guide of 3-4% growth. Furthermore, in Q1 2025, we also generated positive operating cash flow of $23.1 million and free cash flow7 of $19.5 million, which makes this the 5th quarter in a row where we’ve been free cash flow positive.”

Q1 2025 Highlights:
•Revenue in Q1 2025 increased by 28.7% year-over-year to $1.4 billion as transactions increased 27.8% compared to the market transactions, which declined by 2.1%. The Christie’s International Real Estate acquisition contributed 9.2% of the revenue growth in the quarter. Year-over-year organic revenue growth8 (a non-GAAP measure) was up 14.6%, while revenue growth attributable to all acquisitions completed within the prior 12-months was 14%.
•GAAP Net loss in Q1 2025 was $50.7 million, an improvement of $82.2 million from a net loss of $132.9 million in Q1 2024. The net loss for Q1 2025 includes non-cash stock-based compensation expense of $30.4 million and depreciation and amortization of $28.8 million.
•Adjusted EBITDA9 (a non-GAAP measure) was $15.6 million in Q1 2025 compared to ($20.1) million in Q1 2024, an improvement of $35.7 million.
•Operating Cash Flow / Free Cash Flow10 (a non-GAAP measure): During Q1 2025, operating cash flow was $23.1 million and free cash flow was $19.5 million.
•Cash and cash equivalents at the end of Q1 2025 was $127 million. In the quarter, we used $105 million of cash from the balance sheet to satisfy a portion of the $155 million in cash consideration for the Christie’s International Real
1 Compass was ranked as the number one real estate brokerage by sales volume for 2024 by RealTrends in April 2025 for the fourth year in a row.
2 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included in this press release.
3 Organic transactions excludes transactions attributable to the acquisitions completed within the last twelve months.
4 Organic market share excludes market share attributable to the acquisitions completed in the last twelve months.
5 Per RealTrends’ The Thousand rankings for 2024, Compass had 88 members in the top-1000, the highest out of any brokerage listed.
6 Non-GAAP OPEX excludes Commissions and other related expenses, Depreciation and amortization, Stock-based compensation and other expenses excluded from the Company’s calculation of Adjusted EBITDA. A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included in this press release.
7 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included in this press release.
8 Organic revenue growth excludes revenue attributable to the acquisitions completed within the last twelve months.
9 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included in this press release.
10 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included in this press release.

Estate acquisition. The remaining cash consideration was satisfied through our revolving credit facility (“revolver”), and at the end of Q1 2025 we had a balance of $50 million on our revolver.

Q1 2025 Operational Highlights:
•National market share: In Q1 2025, quarterly market share was 6.0%, an increase of 125 basis points compared to Q1 2024 and an increase of 95 basis points sequentially from Q4 2024. Quarterly organic market share growth year-over-year was 82 basis points in Q1 and 54 basis points sequentially from Q4 2024.
•Principal Agents11 12: At the end of Q1 2025, the number of principal agents was 20,656 compared to 14,591 at the end of Q1 2024, an increase of 6,065 or 41.6% year-over-year. Sequentially, from Q4 2024 to Q1 2025, Compass added 3,590 agents on a gross basis, with 2,890 of these agents coming from acquisitions and 700 principal agents that we added organically. We continued the trend of strong agent retention with 96.6% quarterly principal agent retention in Q1 2025, up 30 basis points versus the prior year quarter.
•Transactions13: Compass agents closed 49,121 total transactions in Q1 2025, an increase of 27.8% compared to Q1 2024 (38,449). Organic transactions in Q1 2025 increased by 7.3% compared to Q1 2024. Transactions for the entire U.S. residential real estate market decreased by 2.1% for the same period, according to NAR.
•Gross Transaction Value (“GTV”)14: GTV was $52.4 billion in Q1 2025, an increase of 31% compared to Q1 2024 GTV of $40.1 billion. Organic GTV15 was $47.3 billion in Q1 2025. The entire U.S. residential real estate market GTV increased 3.5% for the same period, according to NAR.
•Inventory: The Compass 3-Phased Price Discovery and Marketing Strategy is a tool that helps homeowners benefit from the same strategies used by the most sophisticated and profit-driven sellers of homes in the industry - real estate developers and homebuilders - by listing first as a Compass Private Exclusive and then as a Compass Coming Soon, before going active on the MLS or public real estate websites. The Compass 3-Phased Price Discovery and Marketing Strategy helps sellers opting into the programs see positive outcomes such as avoiding unnecessary days on market, price drop history, and negative insights displayed on their listing prior to it being made active on the MLS and public real estate websites. Since our Q4 2024 earnings call, we’ve seen a steady increase in adoption of the Compass 3-Phased Price Discovery and Marketing Strategy, as well as an improvement in the outcomes for sellers stated above.

Below is an update on our progress:

•In Q1 2025, 48.2% of homeowners who listed their home with Compass, outside of Washington state, started their listing using the Compass 3-Phased Price Discovery and Marketing Strategy; this equates to 19,393 homeowners choosing these client offerings in Q1 2025 alone.
•Roughly 40% of Compass Private Exclusive and Compass Coming Soon listings were above a $1 million list price in Q1, with 60% being below a $1 million list price, which suggests that this listing strategy is resonating with homeowners across all price points.

And consistent with what we stated last quarter:

•For Compass sell-side transactions from January 1, 2024 through December 31, 2024, properties where the homeowner chose to pre-market as a Compass Private Exclusive and/or a Compass Coming Soon before going active on the MLS:
11 During the first quarter of 2024, the Company began to report its agent statistics as of the quarter end. The Company's Number of Principal Agents and year-over-year and sequential change reported in this press release is based on the quarter end count for the first quarter of 2025 and 2024 and the fourth quarter of 2024.
12 Excludes approximately 1,000 principal agents located in Texas who joined Compass during the second quarter of 2024 as part of the Latter & Blum Holdings, LLC acquisition. These agents operate with a flat fee / transaction fee based model, which is different from the Company's standard commission model.
13 We calculate Total Transactions by taking the sum of all transactions closed on the Compass platform in which our agent represents the buyer or seller in the purchase or sale of a home (excluding rental transactions). We include a single transaction twice when one or more Compass agents represent both the buyer and seller in any given transaction.
14 Gross Transaction Value includes a de minimis number of new development and commercial brokerage transactions.
15 Organic GTV excludes transactions attributable to the acquisitions completed within the last twelve months.

◦Received an accepted offer 20% faster on average or 8 days faster on average once active on the MLS, than Compass listings without pre-marketing16; and
◦Created value for homeowners as only 13% of Compass listings on average that were pre-marketed had a price drop, compared to 19% for Compass listings without pre-marketing. This means approximately 30% fewer listings on average took a price drop once active on the MLS vs. Compass listings that were not pre-marketed16.
•Compass also completed an internal analysis to better understand the relationship between close price and pre-marketing as a Compass Private Exclusive and/or a Compass Coming Soon, before going active on the MLS. This analysis examined Compass sell-side transactions of all residential property types in 2024 and found that homes pre-marketed as a Compass Private Exclusive and/or a Compass Coming Soon before going active on the MLS were associated with a 2.9% higher average close price compared to Compass-sold properties that were not pre-marketed in 202417.
◦At Compass’ average price point of roughly $1 million, homeowners who chose to pre-market their home with a Compass agent were therefore likely to have realized a $29,000 premium on what is often the most valuable asset most people own, compared to those who listed directly on the MLS.

•Platform: The Compass end-to-end proprietary technology platform allows real estate agents to perform their primary workflows, from first contact to close, with a single log-in and without leaving the Compass platform. Highlights from Q1 2025 include:
◦Compass Make-Me-Sell: A feature in our platform that allows homeowners to share an aspirational price with their agent that would compel them to move continues to gain traction with approximately 12,500 entries at the end of Q1 2025 compared to 9,500 at the end of Q4 2024. Over time, we believe this tool will help convert a portion of our 100+ million CRM contacts into passive ‘willing-to-sell’ inventory that will only be available to Compass agents.
◦Compass One-Click Title & Escrow (T&E) Integration: A feature in our platform that allows agents to seamlessly order T&E continues to drive our attach rates higher as we observe agents who utilize the integration attaching at an approximately 2x higher-rate than agents who have not used One-click T&E. In Q1, we also rolled-out One-Click T&E for iOS devices which should provide agents with added flexibility to order T&E on the go.
◦Compass One: The industry’s premier all-in-one client dashboard that is designed to connect buyers and sellers with their agent to provide 24/7 transparency before, during, and after the transaction launched nationally on February 3, 2025. Since launch, agents have sent 130,447 invitations to clients and approximately 21% of all closed transactions have used Compass One.
◦Compass Reverse Prospecting: Launched in late 2024, Reverse Prospecting provides homesellers with exclusive insights such as real-time updates on how often agents and their clients are looking at, commenting on, favoriting, or sharing listings across the Compass platform. Approximately 11,100 agents have used the feature so far and we’ve seen 100+ transactions use Reverse Prospecting to match buyers and sellers since launch.

Additional information can be found in the Company’s Q1 2025 Earnings Presentation, which can be found in the Investor Relations section of the Compass website at https://investors.compass.com.

Q2 2025 Outlook:
•Revenue of $2.0 billion to $2.15 billion for Q2.
•Adjusted EBITDA of $115 million to $135 million for Q2.

16 Findings are descriptive statistics and compare the average of Compass residential listings that went active on a MLS and were pre-marketed as a Compass Private Exclusive and/or Compass Coming Sooner vs. the average of Compass residential listings that went active on a MLS but were not pre-marketed as a Compass Private Exclusive and/or Compass Coming Soon from January 1, 2024 - December 31, 2024. Price drop history is included for geographies where price drop history is available from MLS. Source: Compass data.
17 Findings from the internal analysis were based on a hedonic regression analysis that examined Compass residential closed sell-side transactions from January 1, 2024 - December 31, 2024, nationally and for all residential property types (single family, co-op, condo, townhouse, and condop). For 2024, Compass pre-marketed listings are associated with an average 2.9% increase in the final close price versus Compass listings that went directly to the MLS. The estimated effect has a 95% confidence interval ranging from 1.9% and 3.9%. This finding may vary depending on market conditions and seasonality. The results provided are based on current data and methodologies, and should not be interpreted as definitive predictions of future outcomes.

Updated Full Year 2025 Outlook:
•Non-GAAP OPEX of $1.017 billion to $1.042 billion. Included in the range is an increase of 2024 OPEX of 3-4%, $10 million of wrap around OPEX from 2024 M&A, $105 million of OPEX from the Christie’s International Real Estate acquisition that closed on January 13, 2025 and $12 million from the acquisitions of Washington Fine Properties and a title company in Texas in February 2025 and April 2025, respectively.
•Free cash flow positive for the full year 2025.

We have not reconciled our guidance for Adjusted EBITDA to GAAP Net loss because certain expenses excluded from GAAP Net loss when calculating Adjusted EBITDA cannot be reasonably calculated or predicted at this time. Additionally, we have not reconciled our guidance for non-GAAP OPEX to GAAP OPEX because certain expenses excluded from GAAP OPEX cannot be reasonably calculated or predicted at this time. Accordingly, reconciliations are not available without unreasonable effort.

For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures on a historical basis, see “Reconciliation of Net Loss Attributable to Compass, Inc. to Adjusted EBITDA,” “Reconciliation of GAAP OPEX to non-GAAP OPEX” and “Reconciliation of GAAP Operating Cash Flow to Free Cash Flow” in the financial statement tables included in this press release.
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Conference Call Information
Management will conduct a conference call to discuss the first quarter 2025 results as well as outlook at 5:00 p.m. ET on Thursday, May 8, 2025. The conference call will be accessible via the Internet on the Compass Investor Relations website https://investors.compass.com. You can also access the audio webcast via the following link: Compass, Inc. Q1 25 Earnings Conference Call.

An audio recording of the conference call will be available for replay shortly after the call's completion. To access the replay, visit the Events and Presentations section on the Compass Investor Relations website at https://investors.compass.com.

Disclosure Channels
Compass uses its Investor Relations website, https://investors.compass.com, as a means of disclosing information which may be of interest or material to its investors and for complying with disclosure obligations under Regulation FD. We intend to announce material information to the public through filings with the Securities and Exchange Commission, or the SEC, the investor relations page on our website (www.compass.com), press releases, public conference calls, public webcasts, our X (formerlyTwitter) feed (@Compass), our Facebook page, our LinkedIn page, our Instagram account, our YouTube channel, and Robert Reffkin’s X (formerly Twitter) feed (@RobReffkin) and Instagram account (@robreffkin). Accordingly, investors should monitor each of these disclosure channels.

Safe Harbor Statement
This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance, including expected financial results for the second quarter of 2025, planned non-GAAP OPEX and free cash flow expectations for the full year of 2025, and our expectations for operational achievements. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: general economic conditions, tariffs and trade tensions, geopolitical events, the health of the U.S. real estate industry, and risks generally incident to the ownership of residential real estate; the effect of monetary policies of the federal government and its agencies; high mortgage interest rates; ongoing industry antitrust class action litigation (including the antitrust lawsuits filed against us) or any related regulatory activities; any decreases in our gross commission income or the percentage of commissions that we collect; low home inventory levels; our ability to carefully manage our expense structure; adverse economic, real estate or business conditions in geographic areas where our business is concentrated and/or impacting high-end markets; our ability to continuously innovate, improve and expand our platform to create value for our agents; our ability to expand our operations and to offer additional integrated services; our ability to realize expected benefits from our mortgage business; our ability to compete successfully; our ability to attract and retain agents and affiliates; our ability to re-accelerate our business growth given our current expense structure; use of cash to satisfy tax withholding obligations that arise in connection with settlements of RSU awards; fluctuation in our quarterly results and other operating metrics; the loss of one or more key personnel and our ability to attract and retain other highly qualified personnel;

actions by our agents, employees or affiliates that could adversely affect our reputation and subject us to liability; any losses relating to our title and escrow businesses as a result of errors, omissions, fraud or other misconduct; our ability to pursue acquisitions that are successful and integrated into our existing operations; changes in mortgage underwriting standards; our ability to maintain or establish relationships with third-party service providers; the impact of cybersecurity incidents and the potential loss of critical and confidential information; the reliability of our fraud detection processes and information security systems; depository banks not honoring our escrow and trust deposits; adoption of alternatives to full-service agents by consumers; our ability to successfully integrate machine learning and artificial intelligence, or AI, in tools and features available on our platform; our ability to adapt and expand into international markets; our ability to develop and maintain an effective system of disclosure controls and internal control over financial reporting; covenants in our debt agreements that may restrict our borrowing capacity or operating activities; our ability to use net operating losses and other tax attributes may be limited; our reliance on assumptions, estimates and business data to calculate our key performance indicators; changes in, and our reliance on, accounting standards, assumptions, estimates and business data; the dependability of our platform and software; our ability to maintain our company culture; our ability to obtain or maintain adequate insurance coverage; processing, storage, and use of personal information and other data, and compliance with privacy laws and regulations; disruption or delay in service from third-party service providers; investor expectations related to corporate responsibility, environmental, social and governance factors; natural disasters and catastrophic events; the effect of the claims, lawsuits, government investigations and other proceedings; changes in federal or state laws regarding the classification of our agents as independent contractors; compliance with applicable laws and regulations and changes to applicable laws and regulations; our ability to protect our intellectual property rights, and our reliance on the intellectual property rights of third parties; our use of open source software; the impact of having a multi-class structure of common stock; securities or industry analysts publishing unfavorable research or not publishing research about our business; our ability to raise additional capital on terms acceptable to us, or at all; our charter provisions may make us more difficult to acquire, may limit stockholder attempts to remove or replace management and/or obtain a favorable judicial forum for disputes with us or our directors, officers or employees; our plan to continue to retain earnings rather than pay dividends for the foreseeable future; and other risks set forth in our annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. Accordingly, actual results could differ materially from those predicted or implied or such uncertainties could cause adverse effects on our results. Reported results should not be considered as an indication of future performance.

More information about factors that could adversely affect our business, financial condition and results of operations, or that could cause actual results to differ from those expressed or implied in our forward-looking statements is included under the captions “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, copies of which are available on the Investor Relations page of our website at https://investors.compass.com and on the SEC website at www.sec.gov. All information herein speaks as of the date hereof and all forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events. Undue reliance should not be placed on the forward-looking statements in this press release.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA, non-GAAP OPEX, free cash flow, and organic revenue growth, which are non-GAAP financial measures, in this press release. We use Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue growth in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue growth are also helpful to investors, analysts and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue growth have limitations as analytical tools. Therefore, you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, you should consider Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue growth alongside other financial performance measures, including net loss attributable to Compass, Inc., GAAP OPEX, operating cash flows, revenue and our other GAAP measures. In evaluating Adjusted EBITDA, non-GAAP OPEX, free cash flow, and organic revenue growth, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments reflected in this press release. Our presentation of Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue growth should not be construed to imply that our future results will be unaffected by the types of items excluded from these calculations of Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue growth. Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue growth are not presented in accordance with GAAP and the use of these terms vary from others in our industry. Reconciliations of these non-GAAP measures have been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

About Compass
Compass is a leading tech-enabled real estate services company that includes the largest residential real estate brokerage in the United States by sales volume. Founded in 2012 and based in New York City, Compass provides an end-to-end platform that empowers its residential real estate agents at its owned-brokerage to deliver exceptional service to seller and buyer clients. The platform includes an integrated suite of cloud-based software for customer relationship management, marketing, client service, brokerage services and other critical functionality, all custom-built for the real estate industry. Compass agents utilize the platform to grow their business, save time, and manage their businesses more efficiently. The Compass network includes Christie's International Real Estate, the world's premier global luxury real estate brand with over 100 independently owned brokerage Affiliates in 50 countries and territories. For more information on how Compass empowers real estate agents, one of the country's largest groups of small business owners, please visit www.compass.com.

Investor Contact
Soham Bhonsle
soham.bhonsle@compass.com

Media Contact
Rory Golod
rory@compass.com

Compass, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$127.0	$223.8
Accounts receivable, net of allowance	67.3	48.6
Compass Concierge receivables, net of allowance	34.9	24.4
Other current assets	40.5	33.2
Total current assets	269.7	330.0
Property and equipment, net	130.8	125.5
Operating lease right-of-use assets	398.5	389.7
Intangible assets, net	236.5	73.8
Goodwill	472.3	233.6
Other non-current assets	34.8	25.4
Total assets	$1,542.6	$1,178.0
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$15.9	$13.0
Commissions payable	101.2	82.8
Accrued expenses and other current liabilities	195.3	140.3
Current lease liabilities	98.8	93.5
Concierge credit facility	25.4	23.6
Revolving credit facility	50.0	—
Total current liabilities	486.6	353.2
Non-current lease liabilities	381.9	380.5
Other non-current liabilities	36.2	31.9
Total liabilities	904.7	765.6
Stockholders’ equity
Common stock	—	—
Additional paid-in capital	3,357.9	3,081.6
Accumulated deficit	(2,722.9)	(2,672.2)
Total Compass, Inc. stockholders' equity	635.0	409.4
Non-controlling interest	2.9	3.0
Total stockholders' equity	637.9	412.4
Total liabilities and stockholders' equity	$1,542.6	$1,178.0

Compass, Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share data, unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$1,356.2	$1,054.1
Operating expenses:
Commissions and other related expense	1,106.1	862.3
Sales and marketing (1)	91.7	93.4
Operations and support (1)	96.7	79.0
Research and development (1)	49.9	47.0
General and administrative (1)	27.5	82.2
Restructuring costs	9.2	1.5
Depreciation and amortization	28.8	20.8
Total operating expenses	1,409.9	1,186.2
Loss from operations	(53.7)	(132.1)
Investment income, net	1.0	1.1
Interest expense	(2.3)	(1.5)
Loss before income taxes and equity in income (loss) of unconsolidated entities	(55.0)	(132.5)
Income tax benefit	3.4	0.3
Equity in income (loss) of unconsolidated entities	0.8	(0.8)
Net loss	(50.8)	(133.0)
Net loss attributable to non-controlling interests	0.1	0.1
Net loss attributable to Compass, Inc.	$(50.7)	$(132.9)
Net loss per share attributable to Compass, Inc., basic and diluted	$(0.09)	$(0.27)
Weighted-average shares used in computing net loss per share attributable to Compass, Inc., basic and diluted	550,146,367	490,000,265

(1) Total stock-based compensation expense included in the condensed consolidated statements of operations is as follows (in millions):

	Three Months Ended March 31,
	2025	2024
Sales and marketing	$6.8	$7.9
Operations and support	4.7	3.7
Research and development	12.9	14.9
General and administrative	6.0	6.4
Total stock-based compensation expense	$30.4	$32.9

Compass, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Three Months Ended March 31,
	2025	2024
Operating Activities
Net loss	$(50.8)	$(133.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	28.8	20.8
Stock-based compensation	30.4	32.9
Equity in (income) loss of unconsolidated entities	(0.8)	0.8
Change in acquisition related contingent consideration	0.6	0.5
Bad debt expense	0.4	0.7
Amortization of debt issuance costs	0.2	0.2
Changes in operating assets and liabilities:
Accounts receivable	(4.4)	(12.6)
Compass Concierge receivables	(10.6)	(6.0)
Other current assets	(1.8)	6.0
Other non-current assets	(2.5)	3.0
Operating lease right-of-use assets and operating lease liabilities	(2.1)	(3.7)
Accounts payable	0.6	(1.6)
Commissions payable	11.8	14.4
Accrued expenses and other liabilities	23.3	86.2
Net cash provided by operating activities	23.1	8.6
Investing Activities
Investment in unconsolidated entities	—	(1.2)
Capital expenditures	(3.6)	(2.7)
Payments for acquisitions, net of cash acquired	(160.9)	0.4
Net cash used in investing activities	(164.5)	(3.5)
Financing Activities
Proceeds from exercise of stock options	6.1	3.4
Proceeds from issuance of common stock under Employee Stock Purchase Plan	1.3	1.1
Taxes paid related to net share settlement of equity awards	(14.4)	(7.4)
Proceeds from drawdowns on Concierge credit facility	10.5	8.7
Repayments of drawdowns on Concierge credit facility	(8.7)	(10.0)
Proceeds from drawdown on Revolving credit facility	50.0	—
Payments related to acquisitions, including contingent consideration	(0.2)	(1.9)
Net cash provided by (used in) financing activities	44.6	(6.1)
Net decrease in cash and cash equivalents	(96.8)	(1.0)
Cash and cash equivalents at beginning of period	223.8	166.9
Cash and cash equivalents at end of period	$127.0	$165.9

Compass, Inc.
Reconciliation of Net Loss Attributable to Compass, Inc. to Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended March 31,
	2025	2024
Net loss attributable to Compass, Inc.	$(50.7)	$(132.9)
Adjusted to exclude the following:
Depreciation and amortization	28.8	20.8
Investment income, net	(1.0)	(1.1)
Interest expense	2.3	1.5
Stock-based compensation	30.4	32.9
Income tax benefit	(3.4)	(0.3)
Restructuring costs	9.2	1.5
Litigation charge (1)	—	57.5
Adjusted EBITDA	$15.6	$(20.1)

(1) Represents a charge of $57.5 million incurred during the three months ended March 31, 2024 in connection with the Antitrust Lawsuits. 50% of the settlement was paid during the three months ended June 30, 2024, and the remaining 50% is expected to be paid within one year of the court’s preliminary approval.

Compass, Inc.
Reconciliation of Operating Cash Flows to Free Cash Flow
(In millions, unaudited)

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$23.1	$8.6
Less:
Capital expenditures	(3.6)	(2.7)
Free cash flow	$19.5	$5.9

Compass, Inc.
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In millions, unaudited)

	Three Months Ended March 31,
	2025	2024
GAAP Sales and marketing	$91.7	$93.4
Adjusted to exclude the following:
Stock-based compensation	(6.8)	(7.9)
Non-GAAP Sales and marketing	$84.9	$85.5

GAAP Operations and support	$96.7	$79.0
Adjusted to exclude the following:
Stock-based compensation	(4.7)	(3.7)
Non-GAAP Operations and support	$92.0	$75.3

GAAP Research and development	$49.9	$47.0
Adjusted to exclude the following:
Stock-based compensation	(12.9)	(14.9)
Non-GAAP Research and development	$37.0	$32.1

GAAP General and administrative	$27.5	$82.2
Adjusted to exclude the following:
Stock-based compensation	(6.0)	(6.4)
Litigation charge	—	(57.5)
Non-GAAP General and administrative	$21.5	$18.3

Compass, Inc.
Non-GAAP Operating Expenses Excluding Commissions and Other Related Expense
(In millions, unaudited)

	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Sales and marketing	$85.5	$86.6	$80.4	$84.7	$84.9
Operations and support	75.3	78.7	80.2	79.6	92.0
Research and development	32.1	32.2	32.9	33.6	37.0
General and administrative	18.3	19.9	21.5	26.5	21.5
Total non-GAAP operating expenses excluding commissions and other related expense	$211.2	$217.4	$215.0	$224.4	$235.4